United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
August 8, 2018
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

4.50% Senior Notes due 2028

On August 13, 2018, Fidelity National Financial, Inc. (“FNF”), issued, to certain initial purchasers (the “Initial Purchasers”), $450 million aggregate principal amount of its 4.50% Senior Notes due 2028 (the “Senior Notes”) as part of an offering to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Senior Notes were issued pursuant to an indenture (the “Base Indenture”), dated as of December 8, 2005, between Fidelity National Financial, Inc. (formerly Fidelity National Title Group, Inc.) and The Bank of New York Mellon Trust Company, N.A., as successor in interest to The Bank of New York Trust Company, N.A., as trustee, as supplemented by a first supplemental indenture (the “First Supplemental Indenture”), dated as of January 6, 2006, a second supplemental indenture (the “Second Supplemental Indenture”), dated as of May 5, 2010, and a fourth supplemental indenture (the “Fourth Supplemental Indenture”, and, together with the Base Indenture, the First Supplemental Indenture, and the Second Supplemental Indenture, the “Indenture”), dated as of August 13, 2018.

A copy of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture and the form of Senior Notes are included or incorporated by reference as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the Indenture and the Senior Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Indenture and Senior Notes, respectively, which are filed herewith as Exhibits 4.1 through 4.4 and 4.5, respectively, and are incorporated by reference in their entirety.

The Senior Notes bear interest at a rate of 4.50% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2019. The Senior Notes will mature on August 15, 2028. FNF may redeem the Senior Notes, in whole or in part, at any time prior to May 15, 2028 (three months prior to the maturity date of the Senior Notes) at FNF’s option, by paying a make-whole premium, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. At any time on or after May 15, 2028 (three months prior to the maturity date of the Senior Notes), FNF may redeem the Senior Notes, in whole or in part, at its option, at 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Indenture and the Senior Notes contain customary event-of-default provisions which, subject to certain notice and cure-period conditions, can result in the acceleration of the principal amount of, and accrued interest on, all outstanding Senior Notes if FNF breaches the terms of the Indenture and Senior Notes.

The Senior Notes will be FNF’s unsecured and unsubordinated obligations and will (i) rank senior in right of payment to any of FNF's existing or future unsecured indebtedness that is expressly subordinated in right of payment to the Senior Notes; (ii) rank equal in right of payment to FNF's existing and future unsecured indebtedness that is not so subordinated; (iii) be effectively subordinated in right of payment to any of FNF's secured indebtedness to the extent of the value of the assets securing such indebtedness; and (iv) be structurally subordinated to all existing and future indebtedness and liabilities of FNF's subsidiaries.
Registration Rights Agreement

On August 13, 2018, FNF entered into a Registration Rights Agreement (the “Registration Rights Agreement”), by and between FNF and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of itself and the other Initial Purchasers. Under the Registration Rights Agreement, FNF has agreed to file one or more registration statements under the Securities Act enabling holders of the Senior Notes to exchange such Senior Notes for new notes that are substantially identical in all material respects to the Senior Notes except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in the annual interest rate described below.

FNF has agreed to use its commercially reasonable efforts to cause the exchange offer to be completed within 365 days of August 13, 2018. Under specified circumstances, FNF will be required to file one or more shelf registration statements with the Securities and Exchange Commission covering resales of the Senior Notes. If FNF fails to satisfy these obligations, additional interest will accrue on the Senior Notes at a rate of 0.25% per annum, increasing by a rate of 0.25% per annum for each 90-day period that the event giving rise to the accrual of additional interest is not then cured (provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum). If the registration default is corrected, the interest rate on the Senior Notes will revert to the original level.

The foregoing description of the Registration Rights Agreement is not complete and is qualified by reference to the complete document, which is filed herewith as Exhibit 4.6 and is incorporated by reference in its entirety.

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with FNF or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as administrative agent and a lender under FNF’s revolving credit facility, and certain other Initial Purchasers or their affiliates are lenders and/or agents thereunder and receive customary compensation for and expense reimbursement in connection therewith. Certain of the Initial Purchasers or their respective affiliates hold FNF’s outstanding 4.25% convertible senior notes maturing in August 2018. FNF intends to use approximately $118 million of the net proceeds from the offering of the Senior Notes to fund the cash-settlement of its outstanding 4.25% convertible senior notes maturing in August 2018 upon conversion thereof and approximately $300 million of the net proceeds from the offering of the Senior Notes to repay borrowings under its revolving credit facility. Accordingly, affiliates of certain of the Initial Purchasers will receive a portion of the net proceeds from the offering of the Senior Notes.

Additionally, Cary H. Thompson has served as a director of FNF since 2005 and as a director of FNF’s predecessors since 1992. Mr. Thompson currently is Executive Vice Chairman of Global Corporate and Investment Banking, Merrill Lynch, Pierce, Fenner & Smith Incorporated, having joined that firm in May 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 8.01 Other Events.

On August 8, 2018, FNF issued a press release, which is filed herewith as Exhibit 99.1. On August 13, 2018, FNF issued a press release, which is filed herewith as Exhibit 99.2.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit	Description
4.1
Indenture between the Registrant and The Bank of New York Trust Company, N.A., dated December 8, 2005 (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005).

4.2
First Supplemental Indenture between the Registrant and the Bank of New York Trust Company, N.A., dated as of January 6, 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).

4.3
Second Supplemental Indenture, dated May 5, 2010, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on May 5, 2010).

4.4	Fourth Supplemental Indenture, dated August 13, 2018, between the Registrant and The Bank of New York Mellon Trust Company, N.A.
4.5	4.50% Senior Note due 2028 of the Registrant (included as Exhibit A to Exhibit 4.4).
4.6	Registration Rights Agreement, dated August 13, 2018, by and between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of itself and the Initial Purchasers.
99.1	Press Release of the Registrant, dated August 8, 2018.
99.2	Press Release of the Registrant, dated August 13, 2018.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	August 13, 2018	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary